Exhibit 4.2

Execution Version

BLACKROCK, INC.,

as Issuer

BLACKROCK FINANCE, INC.,

as Guarantor

THE BANK OF NEW YORK MELLON,

as Trustee

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Paying Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 3, 2025

to

INDENTURE

Dated as of April 3, 2025

3.750% Notes due 2025

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICABILITY

Section 1.01	Definition of Terms	2
Section 1.02	Amended Defined Terms	2
Section 1.03	Additional Defined Terms	2

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01	Designation and Principal Amount	3
Section 2.02	Maturity	3
Section 2.03	Further Issues	3
Section 2.04	Interest	3
Section 2.05	Authorized Denominations	3
Section 2.06	Redemption	3
Section 2.07	Appointment of Agents	3
Section 2.08	Issuance in Euros; Payment on the Notes	4

ARTICLE III

BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES

Section 3.01	Book-entry Provisions for Global Securities	4

ARTICLE IV

OPTIONAL REDEMPTION; REDEMPTION FOR TAX REASONS; NO SINKING FUND

Section 4.01	Optional Redemption by Issuer	5
Section 4.02	Par Call	7
Section 4.03	Redemption for Tax Reasons	7
Section 4.04	No Sinking Fund	7

ARTICLE V

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

Section 5.01	Discharge, Defeasance and Covenant Defeasance	7

ARTICLE VI

FORMS OF NOTES

Section 6.01	Form of Note	8

ARTICLE VII

ORIGINAL ISSUE AMOUNT OF NOTES

Section 7.01	Original Issue Amount of the Notes	8

ARTICLE VIII

PAYMENT OF ADDITIONAL AMOUNTS

Section 8.01	Payment of Additional Amounts	8
Section 8.02	General	10

ARTICLE IX

MISCELLANEOUS

Section 9.01	Ratification of Indenture	10
Section 9.02	Trustee Not Responsible for Recitals	10
Section 9.03	Governing Law	10
Section 9.04	Separability	11
Section 9.05	Execution in Counterparts	11
Section 9.06	Trust Indenture Act	11
Section 9.07	Electronic Communication	11

Exhibits

Exhibit A	Form of 3.750% Notes due 2035

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of April 3, 2025 (the “First Supplemental Indenture”), among BlackRock, Inc., a Delaware corporation (the “Issuer”), BlackRock Finance, Inc., a Delaware corporation (the “Guarantor”), The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”).

WHEREAS, the Issuer and the Guarantor executed and delivered the Indenture, dated as of April 3, 2025 (the “Indenture”), to the Trustee, to provide for the issuance of the Issuer’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided therein and to provide for the guarantee of such Securities by the Guarantor;

WHEREAS, pursuant to Section 14.01 of the Indenture, the Issuer and the Guarantor desire to (a) facilitate the issuance of a new series of the Issuer’s Securities to be known as its 3.750% Notes due 2035 (the “Notes”), (b) to establish the form and to set forth the terms of the Notes (including to modify, alter, supplement and change certain provisions of the Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (“Future Supplemental Indenture”)), as provided in Section 3.01 of the Indenture and (c) provide for the guarantee of the Notes by the Guarantor (the “Guarantee”);

WHEREAS, the Board of Directors of each of the Issuer and the Guarantor, pursuant to resolutions duly adopted, have duly authorized the issuance by the Issuer of the Notes, and the full and unconditional Guarantee of the Notes by the Guarantor, and have authorized the proper officers of the Issuer and the Guarantor, as applicable, to execute any and all appropriate documents necessary or appropriate to effect such issuance of the Notes and provision of the Guarantee;

WHEREAS, the Issuer and the Guarantor requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Issuer and the Guarantor, in accordance with its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, and to make the Guarantee the valid obligations of the Guarantor, have been done.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICABILITY

Section 1.01 Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

(b) each term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

Section 1.02 Amended Defined Terms. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article I of the Indenture shall be amended by deleting the definition of “Business Day” in Section 1.01 and replacing such definition in their entirety as follows:

Business Day:

The term “Business Day” means any day, other than a Saturday or Sunday, (a) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (b) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

Section 1.03 Additional Defined Terms. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article I of the Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:

Clearing System Business Day:

The term “Clearing System Business Day” means every Monday to Friday, inclusive, except December 25th and January 1st.

“euros,” “the euro” or “€”:

The term “euros,” “the euro” or “€” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “3.750% Notes due 2035,” which is not limited in aggregate principal amount. The aggregate principal amount of the Notes to be issued on the date hereof is set forth in Article VII herein.

Section 2.02 Maturity. The Stated Maturity of principal of the Notes is July 18, 2035.

Section 2.03 Further Issues. The Issuer may, at any time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes having the same priority and the same interest rate, maturity and other terms (except for the issue date, public offering price and, in some cases, the first Interest Payment Date and the initial interest accrual date) as the Notes. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Notes under the Indenture; provided that if the additional Notes are not fungible for United States federal income tax purposes with the Notes herein provided for, such Notes will be issued with a separate CUSIP, ISIN or other identifying number.

Section 2.04 Interest. The Notes will bear interest (computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, or from April 3, 2025, if no interest has been paid) from April 3, 2025 at the rate of 3.750% per annum, payable annually in arrears; interest payable on each Interest Payment Date will include interest accrued from April 3, 2025, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Date on which such interest shall be payable is July 18 of each year, beginning on July 18, 2025; and the Record Date for the interest payable on any Interest Payment Date is the close of business on the Clearing System Business Day immediately preceding the relevant Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date to the date of payment on the next succeeding Business Day.

Section 2.05 Authorized Denominations. The Notes shall be issuable in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Section 2.06 Redemption. The Notes are subject to redemption at the option of the Issuer as described in Article IV hereof and in the Notes.

Section 2.07 Appointment of Agents.

(a) The Trustee will initially be the Security Registrar for the Notes.

(b) The Paying Agent for the Notes will initially be The Bank of New York Mellon, London Branch. In order to provide for all payments due on the Notes as the same shall become due, the Issuer shall cause to be paid to the Paying Agent, no later than 10:00 a.m., London time, one Business Day prior to the due date for the payment of each Note, at such bank as the Paying Agent shall previously have notified to the Issuer, in immediately available funds sufficient to meet all payments due on such Notes.

Section 2.08 Issuance in Euros; Payment on the Notes. All payments on the Notes will be payable in euros; provided that if on or after March 25, 2025, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond its control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. Dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. Dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

ARTICLE III

BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES

Section 3.01 Book-entry Provisions for Global Securities.

(a) The Global Securities representing the Notes shall be deposited with, or on behalf of, The Bank of New York Mellon, London Branch (together with any successors, the “Depositary”), a common depository for Euroclear Bank SA/NV as operator of the Euroclear system or any successor clearing agency (“Euroclear”), and Clearstream Banking, S.A., as currently in effect or any successor securities clearing agency (“Clearstream”), and registered in the name of such common depository or its nominee for the accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as provided in Section 3.03 and the Indenture. Each such Global Security shall constitute a single Security for all purposes of the Indenture.

(b) Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (A) such Depository (1) has notified the Issuer that it is unwilling or unable to continue as Depository for such Global Security and no successor Depository has been appointed within 90 days after such notice or (2) ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Issuer, and no successor Depositary has been appointed within 90 days after such notice, (B) the Issuer determines at any time that the Notes shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Notes from such Depositary, following notification by the Depositary of their right to do so, or (C) such exchange is made upon request by or on behalf of the Depositary in accordance with customary procedures, following the request of a Holder seeking to exercise or enforce its rights under the Notes during the continuance of an Event of Default.

(c) Subject to clause (b) above, any exchange of a Global Security for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct in writing to the Trustee.

(d) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Note is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) Subject to the provisions of clause (g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Members (as defined below in clause (g)) and Persons that may hold interests through Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(f) In the event of the occurrence of any of the events specified in clause (b) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(g) Members of, or participants in, the Depositary (“Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary shall be treated by the Issuer, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

ARTICLE IV

OPTIONAL REDEMPTION; REDEMPTION FOR TAX REASONS; NO SINKING FUND

Section 4.01 Optional Redemption by Issuer.

(a) At the Issuer’s option, the Notes may be redeemed, in whole or in part, at any time and from time to time, prior to April 18, 2035 (three months prior to the Stated Maturity of the Notes (the “Par Call Date”; and the date of any such redemption a “Redemption Date”)), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)), at the applicable Comparable Government Bond Rate below plus 15 basis points, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

(b) The following defined terms used in this Article IV shall, unless the context otherwise requires, have the meanings specified below.

“Comparable Government Bond Rate” means, with respect to any Redemption Date, the rate per annum equal to the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, calculated in accordance with customary financial practice in pricing new issues of comparable corporate debt securities paying interest on an annual basis (ACTUAL/ACTUAL (ICMA)) of the Comparable Government Bond (as defined herein), assuming a price for the Comparable Government Bond (expressed as a percentage of its principal amount) equal to the Comparable Government Bond Price for such Redemption Date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, the German government bond (Bundesanleihe) selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Government Bond Dealers selected by the Issuer.

“Comparable Government Bond Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Government Bond Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (2) if the Issuer obtain fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations.

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any Redemption Date, the arithmetic average, as determined by the Issuer, of the bid and asked prices for the Comparable Government Bond (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Government Bond Dealer at 11:00 a.m., Central European Time (CET), on the third Business Day preceding such Redemption Date.

“Reference Government Bond Dealer” means each of (i) BNP PARIBAS, Deutsche Bank AG, London Branch and J.P. Morgan Securities plc or any of their affiliates that are primary European government securities dealers, and their respective successors; provided that if any of the foregoing or any of their affiliates shall cease to be a primary European government securities dealer (“Primary Dealer”), the Issuer shall substitute therefor another Primary Dealer and (ii) two other Primary Dealers selected by the Issuer.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(c) The Issuer will calculate the Redemption Price and will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for any calculation or determination in respect of the Redemption Price of any Notes, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officer’s Certificate from the Issuer that states such Redemption Price.

Section 4.02 Par Call. Any time on or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, such Redemption Date.

Section 4.03 Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws of the United States or the official interpretation thereof that is announced or becomes effective on or after March 25, 2025, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts (as defined herein) with respect to the Notes, then the Issuer may at any time at its option redeem, in whole, but not in part, the Notes on not less than 10 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the date of redemption.

Section 4.04 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE V

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

Section 5.01 Discharge, Defeasance and Covenant Defeasance.

(a) The provisions of Article XII of the Indenture shall apply to the Notes, subject to clause (b) of this Section 5.01.

(b) Solely with respect to the Notes, any reference to “money” shall be replaced by “money (in euros)” and any reference to “U.S. Government Obligations” shall be replaced by “Federal Republic of Germany Obligations” in that Article XII. “Federal Republic of Germany Obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

ARTICLE VI

FORMS OF NOTES

Section 6.01 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

ARTICLE VII

ORIGINAL ISSUE AMOUNT OF NOTES

Section 7.01 Original Issue Amount of the Notes. Notes in the aggregate principal amount of €1,000,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver said Notes as provided in said Issuer Order.

ARTICLE VIII

PAYMENT OF ADDITIONAL AMOUNTS

Section 8.01 Payment of Additional Amounts. The Issuer shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts (the “Additional Amounts”) as are necessary in order that the net payment by the Issuer or a Paying Agent of the principal, premium and interest with respect to the Notes to a holder that is not a United States person (as defined herein), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to any tax, assessment or other governmental charge that would not have been imposed but for the Holder, a fiduciary, settlor, beneficiary, member or shareholder of the Holder, or a Person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

(i) being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;

(ii) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment in respect of the Notes or the enforcement of any rights under the indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(iii) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv) being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, of the Issuer; or

(v) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(b) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other Person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(d) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment;

(e) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(f) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(g) to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(h) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i) any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(j) any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions); or

(k) in the case of any combination of items (a) through (j).

Section 8.02 General. Except as set forth in this Article VIII, the Issuer will not be required to pay Additional Amounts in respect of any tax, assessment or other governmental charge. References in the Indenture to any payment on the Notes include the related payment of Additional Amounts, as applicable. As used in this First Supplemental Indenture, the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to United States federal income taxation regardless of its source or (iv) any trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 9.02 Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture, and this First Supplemental Indenture is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

Section 9.03 Governing Law; Submission to Jurisdiction. This First Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the First Supplemental Indenture or the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 9.04 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.05 Execution in Counterparts. This First Supplemental Indenture, and each of the other documents executed on the date hereof in connection with this First Supplemental Indenture and the authentication and delivery of the Notes, may be executed in any number of counterparts each of which shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture in Portable Document Format (PDF) shall be as effective as delivery of a manually executed original counterpart of this First Supplemental Indenture. The words “execution,” “signed,” “signature,” and words of like import in this First Supplemental Indenture or in any other certificate, agreement or document related to this First Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tiff” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and with AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper based record keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the uniform Commercial Code. This First Supplemental Indenture shall become effective upon the execution of a counterpart hereof by the Issuer, the Guarantor, the Trustee and the Paying Agent.

Section 9.06 Trust Indenture Act. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this First Supplemental Indenture limits, qualifies or conflicts with another provision of hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 9.07 Electronic Communication. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Issuer and/or the Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers or directors with the authority to provide such Instructions (collectively, “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and/or the Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer and/or the Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer and the Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer and the Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer, the Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Guarantor, as applicable. None of the Trustee, the Security Registrar or the Paying Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer and the Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. As used in this First Supplemental Indenture, the term “Electronic Means” shall mean the following communications methods: email, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

BLACKROCK, INC., as Issuer

By:	/s/ Martin S. Small
Name: Martin S. Small
Title: Senior Managing Director and Chief Financial Officer

BLACKROCK FINANCE, INC., as Guarantor

By:	/s/ Martin S. Small
Name: Martin S. Small
Title: Senior Managing Director and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent

By:	/s/ Anida Griffiths
Name: Anida Griffiths
Title: Senior Associate

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

(face of security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

BLACKROCK, INC.

3.750% Note due 2035

CUSIP No. 09290D AL5 ISIN: XS3038485689 Common Code: 303848568

No. ______	€______________
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. BlackRock, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, the registered Holder hereof, as nominee of The Bank of New York Mellon (London Branch) as common depositary for Euroclear Bank, SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), or registered assigns, the principal sum of    euros (€     ), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on July 18, 2035 and to pay interest thereon from April 3, 2035 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on July 18 of each year, commencing July 18, 2025 at the rate of 3.750% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the close of business on the Clearing System Business Day immediately preceding the relevant Interest Payment Date, where a “Clearing System Business Day” means every Monday to Friday, inclusive, except December 25th and January 1st. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The term “Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

Interest on the Securities of this series will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities of this series (or April 3, 2025, if no interest has been paid on the Securities), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency maintained for that purpose in London (initially the corporate trust office of the Paying Agent) or, at the Issuer’s option, by check mailed to the Holders thereof at the respective addresses set forth in the register of Holders of the Securities (maintained by the registrar).

The term “euros,” “the euro” or “€” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

References herein to any payment on the Securities of this series include the related payment of Additional Amounts (as described in the Indenture), as applicable.

All payments on the Securities will be payable in euros; provided that if on or after March 25, 2025, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond its control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in U.S. Dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Securities so made in U.S. Dollars will not constitute an event of default under the Securities or the Indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Dated: ____________, 20__

BLACKROCK, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: ____________	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(reverse of security)

BLACKROCK, INC.

3.750% Note due 2035

Indenture. This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 3, 2025, among the Issuer, BlackRock Finance, Inc. (herein called the “Guarantor,” which term includes any successor Person under the Indenture) and The Bank of New York Mellon (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated, April 3, 2025 (as so supplemented, herein called the “Indenture”), among the Issuer, the Guarantor, the Trustee and The Bank of New York Mellon, London Branch (herein called the “Paying Agent,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to €1,000,000,000.

Guarantee. This Security is entitled to the benefits of a full and unconditional guarantee by the Guarantor for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders. The guarantee of the Guarantor may be released in the circumstances as set forth in the Indenture (including Section 15.05 of the Indenture), including in certain circumstances without the consent of Holders.

Optional Redemption. The Securities of this series are subject to redemption at the Issuer’s option, in whole or in part, at any time and from time to time, prior to April 18, 2035 (three months prior to the Stated Maturity of the Securities (the “Par Call Date”; and the date of any such redemption a “Redemption Date”)), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)), at the applicable Comparable Government Bond Rate below plus 15 basis points, plus, in each case, accrued and unpaid interest on the Securities to be redeemed to, but excluding, the Redemption Date. The Issuer will calculate the Redemption Price.

Any time on or after the Par Call Date, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the Securities being redeemed to, but excluding, the Redemption Date.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Comparable Government Bond Rate” means, with respect to any Redemption Date, the rate per annum equal to the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, calculated in accordance with customary financial practice in pricing new issues of comparable corporate debt securities paying interest on an annual basis (ACTUAL/ACTUAL (ICMA)) of the Comparable Government Bond (as defined herein), assuming a price for the Comparable Government Bond (expressed as a percentage of its principal amount) equal to the Comparable Government Bond Price for such Redemption Date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, the German government bond (Bundesanleihe) selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Government Bond Dealers selected by the Issuer.

“Comparable Government Bond Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Government Bond Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (2) if the Issuer obtain fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations.

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any Redemption Date, the arithmetic average, as determined by the Issuer, of the bid and asked prices for the Comparable Government Bond (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Government Bond Dealer at 11:00 a.m., Central European Time (CET), on the third Business Day preceding such Redemption Date.

“Reference Government Bond Dealer” means each of (i) BNP PARIBAS, Deutsche Bank AG, London Branch and J.P. Morgan Securities plc or any of their affiliates that are primary European government securities dealers, and their respective successors; provided that if any of the foregoing or any of their affiliates shall cease to be a primary European government securities dealer (“Primary Dealer”), the Issuer shall substitute therefor another Primary Dealer and (ii) two other Primary Dealers selected by the Issuer.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Issuer’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied (or waived by the

Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption so delayed. The Issuer shall provide written notice to the Trustee prior to the close of business one Business Day prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed. If the Issuer elect to redeem fewer than all the Securities, the Trustee will select the particular Securities to be redeemed by such method that the Trustee deems fair and appropriate; provided that if the Securities are represented by one or more Global Securities, beneficial interests therein will be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor; and provided, further, that no Securities of a principal amount of €100,000 or less will be redeemed in part.

Except as set forth herein, the Securities will not be redeemable by the Issuer prior to maturity and will not be entitled to the benefit of any sinking fund.

Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws of the United States or the official interpretation thereof that is announced or becomes effective on or after March 25, 2025, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts with respect to the Securities, then the Issuer may at any time at its option redeem, in whole, but not in part, the Securities on not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the Securities to be redeemed to, but excluding, the date of redemption.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, with respect to which any default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all the Outstanding Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture does not limit unsecured debt of the Issuer or any of its Subsidiaries (including the Guarantor).

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee